Exhibit 10.30

PREFERRED SHARES EXCHANGE AGREEMENT

PREFERRED SHARES EXCHANGE AGREEMENT (this “Agreement”) dated as of the 26th day of October, 2005 by and among STONEPATH GROUP, INC., a Delaware corporation (“Group”), STONEPATH HOLDINGS (HONG KONG) LIMITED, a company incorporated under the laws of Hong Kong (“Holdings”), HONG KONG LEAGUE CENTRAL CREDIT UNION, a company incorporated under the laws of Hong Kong (“Lender”), and SBI ADVISORS, LLC, a California limited liability company, in its capacity as agent for Lender (“Agent”).

WITNESSETH:

WHEREAS, Stonepath Holdings (Hong Kong) Limited (“Holdings”), Group, Lender, and Agent  are parties to an Exchange Agreement dated as of October 7, 2005 pursuant to which, among other things, Holdings has issued Preferred Shares of Holdings (the “Preferred Shares”) to Lender on the date hereof; and

WHEREAS, the parties hereto have entered into this Agreement to provide for the terms upon which the Preferred Shares are exchangeable for shares of Common Stock of Group.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.             Definitions. The following terms shall have the following meanings when used in this Agreement:

“Closing Price” means the closing price of the Common Stock (or other securities which are at the time issuable upon the exchange of a Preferred Share pursuant to this Agreement) as reported by Bloomberg, L.P. on the Principal Market.

“Common Stock” means Common Stock, $0.001 par value, of Group.

“Exchange Notice” means a notice in the form of Exhibit A to this Agreement.

“Excluded Shares” means (i) shares of Common Stock issued or issuable pursuant to this Agreement or Warrants issued to Lender, specifically including all shares of Common Stock which may be issued upon exchange hereunder or exercise thereof, (ii) shares of Common Stock issuable upon the exercise of any options or warrants outstanding on the date of this Agreement, (iii) shares of Common Stock issuable pursuant to or upon the conversion of any note, debenture, debt instrument and all other written agreements to which Group is a party on the date of this Agreement; (iv) shares of Common Stock (including grants, options and warrants) issuable pursuant to or in accordance with any plan for the benefit of employees, directors, officers, or consultants approved by Group’s Board of Directors; and (v) shares of Common Stock issued or issuable in connection with acquisitions made by Group or any of its directly or indirect subsidiaries.

“Original Issue Price” means One Hundred Dollars ($100).

“Preferred Share” means a Preferred Share of Holdings.

“Principal Market” means the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Market or SmallCap Market., the OTC Bulletin Board or the Pink Sheets LLC.

“Securities Act” means the United States Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the Principal Market shall be open for business.

2.             Exchange

(a)           Optional Exchange

(i)            Subject to and upon compliance with the provisions of this Section 2, each Preferred Share shall, at the option of the holder thereof, be exchangeable at any time for that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price by the Exchange Price (as defined in 2(d)) in effect at the time of conversion).

(ii)           To exchange Preferred Shares, the holder shall surrender the certificate or certificates representing such shares at any of the offices or agencies to be maintained for such purpose by Group and shall deliver an Exchange Notice to Group at such office or agency that the holder elects to exchange the Preferred Shares specified in said notice. Such notice shall also state the name or names, together with address or addresses, in which the certificate or certificates for shares of Common Stock, which shall be issuable in such exchange, shall be issued. Each certificate representing a Preferred Share surrendered for conversion shall, unless the shares issuable on exchange are to be issued in the same name as the name in which such share is registered, be accompanied by (A) instruments of transfer, in form satisfactory to Group, duly executed by the holder or his duly authorized attorney, (B) an amount sufficient to pay any transfer or similar tax, and (C) an opinion of counsel satisfactory to Group that the issuance of the shares issuable on exchange is exempt from the registration requirements of the Securities Act. Within three (3) Trading Days after the surrender of certificates representing such Preferred Shares and the receipt of such Exchange Notice, instruments of transfer, opinion,  and funds, if any, as aforesaid, Group shall issue and shall deliver at such office or agency to such holder, or as designated in such holder’s written instructions, a certificate or certificates for the number of full shares of Common Stock issuable upon the exchange of such Preferred Shares in accordance with the provisions of this Section 2 and a check or cash in respect of any fractional interest in a share of Common Stock arising upon such conversion, as provided in Section 2(c).

(iii)          Each exchange shall be deemed to have been effected immediately prior to the close of business on the date on which certificates representing such Preferred Shares shall have been surrendered and such Exchange Notice (and any applicable instruments of transfer and any required taxes) received by Group as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exchange shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date, and such exchange shall be based upon the Exchange Price in effect at such time on such date, unless the stock transfer books of the Group shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such stock transfer books are open, but such exchange shall be based upon the Exchange Price in effect on the date upon which certificates representing such Preferred Shares shall have been surrendered and such Exchange Notice received by Group.

(iv)          Notwithstanding anything contained in this Section 2(a) to the contrary, a holder of Preferred Shares shall not be entitled to exchange such shares for a number of shares of Common Stock which would exceed the difference between (i) 9.99% of the issued and outstanding shares of Common Stock and (ii) the number of shares of Common Stock beneficially owned by such holder.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act, as amended, and Regulation 13d-3 thereunder.  .

(b)           Mandatory Exchange

                (i)            Each Preferred Share outstanding on the Mandatory Exchange Date (as defined herein) shall automatically and without any action on the part of the holder thereof, be exchanged for that number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share) as is determined by dividing the Original Issue Price by the Exchange Price (as defined in

Section 2(d)) in effect at the time of conversion.  The term “Mandatory Exchange Date” is the date, if any, as of  which all of the following has occured:

(A)          The average Closing Price for the shares of Common Stock has been 200% or more than the Exchange Price for at least twenty (20) consecutive Trading Days (the “Triggering Period”);

(B)           The average daily trading volume for any twenty (20) Trading Days during the Triggering Period has been 250,000 or more shares;

(C)           The Common Stock is listed on the American Stock Exchange or the NASDAQ National Market System or SmallCap Market; and

(D)          The Common Stock receivable upon such mandatory exchange may, at the time of the mandatory exchange, be resold either (i) pursuant to an effective registration statement under the Securities Act which the holder of such Preferred Share is entitled to use or (iii) under Rule 144(K) under the Securities Act.

(ii)           On the Mandatory Exchange Date, all outstanding Preferred Shares shall be deemed to be exchanged automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to Group; provided, however, that Group shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon exchange of any Preferred Shares unless certificates evidencing such Preferred Shares are either delivered to Group or the holder notifies Group or Holdings that such certificates have been lost, stolen, or destroyed, and executes an agreement satisfactory to Group and Holdings to indemnify them from any loss incurred by them in connection therewith. Upon the occurrence of the automatic exchange of the Preferred Shares pursuant to this Section 2(b), the holders of the Preferred Shares shall surrender the certificates representing the Preferred Shares for which the Mandatory Exchange Date has occurred to Group, together with stock powers signed in blank, and Group shall deliver certificates for the shares of Common Stock issuable upon such exchange as soon as practicable following the holder’s delivery of the applicable certificates for the Preferred Shares.

(c)           No Fractional Shares

No fractional shares or scrip representing fractions of shares of Common Stock shall be issued upon exchange of the Preferred Shares. In lieu of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of any Preferred Share, Group shall pay to the holder of such shares an amount in cash (computed to the nearest cent) equal to the Closing Price on the Trading Day next preceding the day of exchange multiplied by the fractional interest that otherwise would have been deliverable upon exchange of such share.

(d)           Exchange Price

The “Exchange Price” shall mean and be One Dollar and Eight Cents ($1.08), subject to adjustment from time to time by Group as follows:

(i)            In case Group shall (a) pay a dividend or make a distribution on its Common Stock, each in shares of Common Stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, (c) combine its outstanding shares of Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock any shares of capital stock of Group, then in each such case the Exchange Price in effect immediately prior to such action shall be adjusted so that the holder of any Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock or other capital stock of Group which such holder would have owned or been entitled to receive immediately following such action had such share been exchanged immediately prior to the occurrence of such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date, in the case of a dividend or distribution, or immediately after the effective date, in the case of a subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this subsection (i), the holder of any Preferred Share shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of Group, the Board of Directors of Group (whose determination shall be conclusive) shall determine the allocation of the adjusted Exchange Price between or among shares of such classes of capital stock or shares of Common Stock and other capital stock.

(ii)           In case Group shall, by dividend or otherwise, distribute to all holders of its outstanding Common Stock any capital stock (other than Common Stock), cash, evidences of its indebtedness or assets or rights or warrants to subscribe for or purchase securities of Group (excluding those referred to in subsection (iii) of this Section 2(d) and excluding dividends or distributions payable in stock for which adjustment is made pursuant to subsection (i) of this Section 2(d)) then in each such case the Exchange Price shall be adjusted so that the same shall equal the price determined by multiplying the Exchange Price in effect immediately prior to the record date of such distribution by a fraction of which the numerator shall be the average Closing Price of the Common Stock for the twenty (20) consecutive Trading Days preceding the record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the capital stock or assets or the evidences of indebtedness or assets so distributed to the holder of one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such average Closing Price of the Common Stock for the twenty (20) consecutive Trading Days preceding the record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

(iii)          If Group, at any time after the date of this Agreement and while any Preferred Share is outstanding (other than in a transaction resulting in an adjustment pursuant to Section 2(d)(i) or 2(d)(ii)):

(A)          issues or sells, or is deemed to have issued or sold, any Common Stock, other than Excluded Shares;

(B)           in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock other than Excluded Shares (such rights, options or warrants being herein called “Options” and such convertible or exchangeable stock or securities being herein called “Convertible Securities”); or

(C)           in any manner issues or sells any Convertible Securities other than Excluded Shares;

for (1) with respect to paragraph (A) above, a price per share, or (2) with respect to paragraphs (B) or (C) above, a price per share (including the consideration per share paid on issuance of the Option or Convertible Securities) for which Common Stock issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than the Exchange Price in effect immediately prior to such issuance, sale or grant, then, immediately after such issuance, sale or grant, the Exchange Price shall be reduced to the amount determined by dividing (1) the sum of (x) the product derived by multiplying the Exchange Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (y) the consideration, if any, received or deemed to have been received by the Company upon such issue or sale, by (2) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale. No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon exercise, conversion or exchange of such Options or Convertible Securities. If there is a change at any time in (i) the exercise price provided for in any Options, (ii) the additional consideration, if any, payable upon the issuance, conversion or exchange of any Convertible Securities or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, then immediately after such change the Exchange Price shall be adjusted to the Exchange Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that no adjustment shall be made if such adjustment would result in an increase of the Exchange Price then in effect. However, upon the expiration of any such Options or Convertible Securities, the issuance of which resulted in an adjustment in the Exchange Price pursuant to this Section 2(d)(iii), if all or any portion of any such Options or Convertible Securities shall not have been exercised, the Exchange Price shall immediately upon such expiration be increased to the price which it would have been after the issuance of such Options or Convertible Securities on the basis of Group offering for subscription, purchase, conversion, exchange or acquisition only that number of shares of Common Stock (if any) actually purchased upon the exercise of such Options or Convertible Securities actually exercised. For the purposes of this Section 2(d)(iii), the term “Common Stock Deemed Outstanding” means, at any given time, the sum of the number of shares of Common Stock actually outstanding at such time plus the number of shares of Common Stock issuable upon the exercise of all options, rights and warrants and the conversion or exchange of convertible or exchangeable securities outstanding at such time, whether or not such options, rights, or warrants, or convertible or exchangeable securities are actually exercisable, convertible or exchangeable at such time. For the purposes of this Section 2(d)(iii), the consideration for the issue or sale of any securities of Group shall, irrespective of the accounting treatment of such consideration, (x) insofar as it consists of cash, be computed at the net amount of cash received by Group, without deducting any expenses paid or incurred by Group or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale, and (y) insofar as it consists of property (including securities) other than cash, be computed at the fair value thereof at the time of such issue or sale, as determined in good faith by the Board of Directors of Group.

(iv)          No adjustment in the Exchange Price shall be required to be made unless such adjustment would require an increase or decrease of at least one percent of such price; provided, however, that any adjustment which by reason of this subsection (iv) is not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 2(d) shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.  Anything in this Section 2(d) to the contrary notwithstanding, Group shall be entitled to make such reduction in the Exchange Price, in addition to those required by this Section 2(d), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by Group to its stockholders shall not be taxable to the recipients.

(v)           Whenever the Exchange Price is adjusted as herein provided, Group shall mail or cause to be mailed by first class mail, postage prepaid, as soon as practicable to each holder of record of Preferred Shares a notice stating that the Exchange Price has been adjusted and setting forth the adjusted Exchange Price.

(vi)          In the event that at any time, as a result of an adjustment made pursuant to subsection (i) of this Section 2(d), the holder of any Preferred Share thereafter surrendered for conversion shall become entitled to receive any shares of Group other than shares of Common Stock, thereafter the Exchange Price of such other shares so receivable upon conversion of any Preferred Share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Section.

(e)           Notice

In case:

(i)            Group shall take any action which would require an adjustment in the Exchange Price pursuant to Section 2(d); or

(ii)           Group shall authorize the granting to the holders of its Common Stock generally of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights; or

(iii)          there shall be any reorganization or reclassification of the Common Stock or any merger or consolidation to which Group is a party or any sale or transfer of all or substantially all of the property and assets of Group; or

(iv)          there shall be a voluntary or involuntary dissolution, liquidation or winding-up of Group;

then in each such case Group shall cause to be given to the holders of Preferred Shares as promptly as possible, but in any event at least fifteen (15) days prior to the applicable date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such action or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution, rights or warrants are to be determined, or (ii) the date on which such reorganization, reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, merger, consolidation, sale, transfer, dissolution, liquidation or winding-up.

(f)            Reservation of Shares

Group covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued shares of Common Stock or its issued shares of Common Stock held in its treasury, or both, for the purpose of effecting exchanges of Preferred Shares, the full number of shares of Common Stock deliverable upon the exchange of all outstanding Preferred Shares not theretofore converted and on or before (and as a condition of) taking any action that would cause an adjustment of the Exchange Price resulting in an increase in the number of shares of Common Stock deliverable upon exchange above the number thereof previously reserved and available therefor, Group shall take all such action so required. For purposes of this Section 2(f), the number of shares of Common Stock which shall be deliverable upon the exchange of all outstanding Preferred Shares shall be computed as if at the time of computation all outstanding Preferred Shares were held by a single holder.

                (g)           Adjustment Below Par Value

Before taking any action which would cause an adjustment reducing the Exchange Price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Preferred Shares, Group shall take such corporate action which may, in the opinion of its counsel, be necessary in order that Group may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Exchange Price.

(h)           Status of Common Stock

Group covenants that all shares of Common Stock which may be delivered upon exchange of Preferred Shares will upon delivery be duly and validly issued and fully paid and non-assessable.

(i)            Cooperation by Holdings

Holdings agrees to take all such action as may be reasonably requested by the other parties to this Agreement to complete the transactions contemplated hereby.

                3.             Miscellaneous.

(a)           Notices.  Except as otherwise expressly provided herein, any notice herein required or permitted to be given shall be in writing and shall be deemed effective when personally delivered, mailed, telecopied (with a confirming copy sent by mail) or delivered by telex to the appropriate party at the address set forth below (or at such other address as may be designated by either party in a written notice sent in accordance with this Section):

If to Group:

Stonepath Group, Inc.
World Trade Center
2200 Alaskan Way, Suite 200
Seattle, Washington 98134
Attention: Mr. Robert Arovas, President
Telecopier No. (206) 356-5401

With a copy to:

Brian S. North, Esquire
Buchanan Ingersoll PC
1835 Market Street, 14th Floor
Philadelphia, PA 19103
Telecopier No. (215) 665-8760

If to Holdings:

Stonepath Holdings (Hong Kong) Limited
Unit 2602, 26th Floor, Miramar Tower
132 Nathan Road
Tsimshatsui, Kowloon
Hong Kong
Telecopier No. (852) - 2377 0909.

With a copy to:

Brian S. North, Esquire
Buchanan Ingersoll PC
1835 Market Street, 14th Floor
Philadelphia, PA 19103
Telecopier No. (215) 665-8760

If to Lender:

Hong Kong League Central Credit Union
Party Room 1-2, G/F Kam Wah House
Choi Hung Estate
Kowloon, Hong Kong
Telecopier No: 852 3101 0332

With copies to:

David L. Ficksman, Esquire
Troy & Gould
1801 Century Park East, 16th Floor
Los Angeles, California 90067
Telecopier No. (310) 201-4746

and

SBI Advisors, LLC
2361 Campus Drive, Suite 210
Irvine, CA 92612
Telecopier No.: 949-679-7280

(b)           Severability.  In case any provision in this Agreement shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of such contract and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                (c)           Applicable Law.  This Agreement shall be governed by the laws of Delaware, exclusive of its conflicts of laws and choice of laws rules that would or may cause the application of the laws of any jurisdiction other than Delaware.

                (d)           Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile signatures to this Agreement shall be deemed to be original signatures.

                                (e)           Section Headings.  The various headings used in this Agreement are inserted for convenience only and shall not affect the meaning or interpretations of this Agreement or any provision hereof.

                                (f)            Attorneys’ Fees.  In the event any party institutes any action or proceeding to enforce the terms and conditions of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees and costs.

                                (g)           WAIVER OF TRIAL BY JURY.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE NOTES, OR THE SECURITY AGREEMENT, THE SUBJECT MATTER HEREOF AND THEREOF OR ANY DOCUMENT RELATING HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT, TORT OR OTHERWISE.

                (h)           Further Assurances. From time to time on and after the date of this Agreement, each party hereto will promptly execute and deliver all such further instruments and assurances, and will promptly take all such further actions, as the other party may reasonably request in order more effectively to effect or confirm the transactions contemplated by this Agreement and/or any of the Ancillary Agreements (as defined in the Exchange Agreement) and to carry out the purposes hereof and thereof.

IN WITNESS WHEREOF, the parties hereto do execute this Agreement as of the date first above written.

STONEPATH HOLDINGS
(HONG KONG) LIMITED

By:	Robert Arovas
Name:	Robert Arovas
Its:	Director

STONEPATH GROUP, INC.

By:	Robert Arovas
Name:	Robert Arovas
Its:	President

SBI ADVISORS, LLC

By:	Shelly Singhal
Name:	Shelly Singhal
Its:	Manager

HONG KONG LEAGUE CENTRAL CREDIT UNION

By:	Shelly Singhal
Name:	Shelly Singhal
Its:	Agent

EXHIBIT A

EXCHANGE NOTICE

(To be executed by a holder of Preferred Shares in order to exchange them for Common Stock)

The undersigned hereby elects to exchange _________ of the Preferred Shares of Stonepath Holdings (Hong Kong) Limited represented by the certificate accompanying this Exchange Notice for shares of Common Stock of Stonepath Group Inc.

Date of Exchange:

Exchange Price:

Shares of Common
Stock to be Delivered:

Signature:

Print Name:

Address:

The undersigned represents and warrants that all offers and sales by the undersigned of the Common Stock issuable upon exchange of the attached Preferred Shares shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.